                              EMPLOYMENT CONTRACT
                              -------------------

      AGREEMENT made this 1st day of October, 1996, by and between Elcom Technologies Corporation a Pennsylvania Corporation with a business address at 78 Great Valley Parkway, Malvern, Pennsylvania 19355 (hereinafter referred to as "ELCOM") and LOUIS J. PETRIELLO an individual (hereinafter referred to as "EMPLOYEE").

      WHEREAS, ELCOM desires to retain the services of EMPLOYEE; and EMPLOYEE desires to accept such employment on the terms and conditions set forth below; and

      WHEREAS, both the ELCOM and the EMPLOYEE desire to enter into a formal written employment contract in lieu of employment by oral agreement.

      NOW, THEREFORE, in consideration of the covenants and conditions herein contained and each party intending to be legally bound, acknowleding full and adequate consideration, it is AGREED as follows:

1.    Prior Agreements.   Effective with the execution of this Agreement, all
      ----------------
prior oral or written employment contracts and/or consulting agreements between ELCOM and EMPLOYEE are herby terminated and declared NULL AND VOID hereby, with the rights of the parties governed SOLELY by this Employment Contract.

2.    Employment.   ELCOM employs EMPLOYEE and EMPLOYEE accepts employment upon
      ----------
the terms and conditions of the Employment Contract. All terms of employment by oral agreement or previous course of conduct are rendered NULL AND VOID hereby, with the rights of the parties governed SOLELY by this Employment Contract.

3.    Term.   The Term of this Employment Contract shall commence on October 1,
      ----
1996 and terminate on December 31, 1999.

4.    Compensation.
      ------------

4.1 EMPLOYEE shall receive a salary of ten thousand dollars ($10,000.00) per month for the first twelve months (12) months of the Term of this Agreement. Compensation for the remaining Term of this Agreement will be determined by the mutual Agreement of EMPLOYEE and ELCOM.

5.    DUTIES.   EMPLOYEE is engaged as Chief Operating Officer for the Term of
      ------
this Agreement.

Assignment of Intellectual Property.   EMPLOYEE hereby agrees that any
------------------------------------
technologies, artwork, graphic design work, concept, sales and/or marketing campaigns, business

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

lists, agreements and/or ideas developed specifically for ELCOM during the term of this Employment Contract shall be the exclusive property of ELCOM. EMPLOYEE further agrees that any and all resulting circuits, designs, processes, procedures, software, firmware, hardware, layouts, innovations, inventions, ideas, techniques, documents, writings, or any other results of their employment are the sole property of ELCOM. EMPLOYEE agrees to promptly disclose and provide any and all such information needed to support patent claims, copyrights, trademarks, licenses, assignments, and any other conveyances to ELCOM. EMPLOYEE hereby assigns, transfers, releases and conveys any and all rights, title, interest, and any other claims of ownership in any intellectual property of any kind or nature whatsoever to ELCOM in exchange for the compensation herein.

7.   Disclosure of Information.  EMPLOYEE acknowledges that the list of ELCOM's
     -------------------------
proprietary information, customers, intellectual property, and prototypes (hereinafter referred to as "Proprietary Information") as it may exist from time to time is a valuable, special, and unique asset of ELCOM. EMPLOYEE will not, during or after the term of their employment, disclose said Proprietary Information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever. In the event of a breach or threatened breach by EMPLOYEE of the provisions of this paragraph, ELCOM shall be entitled to an injunction restraining EMPLOYEE from disclosing, in whole or in part, said Proprietary Information, or from rendering any services to any person, firm, corporation, association, or other entity to whom such Proprietary Information, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting ELCOM from pursuing any other remedies available to ELCOM for such breach or threatened breach, including the recovery of damages from EMPLOYEE.

8.   Paid Absence.  During the term of this Employment Contract, EMPLOYEE shall
     ------------
be entitled each year to a combination of vacation days, personal days and sick days, which shall accrue at the rate of -1.25 - days for each month of employment of EMPLOYEE, totaling up to a maximum of 3 weeks vacation in any given twelve (12) month period, during which time EMPLOYEE's compensation shall be paid in full. This excludes company paid holidays.

9.   Death During Employment.  In the event that EMPLOYEE dies during the term
     -----------------------
of employment, ELCOM shall pay to the estate of EMPLOYEE the compensation which would otherwise be payable to EMPLOYEE up to the day in which their death occurs. Upon the death of EMPLOYEE, this Employment Contract shall become null and void as of the date of Death of EMPLOYEE.

10.  Termination.  ELCOM shall be permitted to terminate this Employment
     -----------
Contract for cause by providing EMPLOYEE with written notice of said termination.

11.  Restrictive Covenant.  For a period of two (2) years after the termination
     --------------------
or expiration of this Employment Contract, EMPLOYEE will not, directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control of any Power Line Communications business similar to the type of business conducted by ELCOM and/or immediate vendors or customers at the time of the termination of this Employment Contract. In the event of EMPLOYEE's actual or threatened breach of the provisions of this paragraph, ELCOM shall be entitled to an injunction restraining EMPLOYEE therefrom. Nothing shall be construed as prohibiting the ELCOM from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from EMPLOYEE.

12.     Prior Arrangements.  EMPLOYEE affirms that by being party to this
        -----------------
Employment Contract that:

        (a) they are not in violation of any previous restrictive covenants, non-compete clauses, confidentiality agreements, intellectual property agreements and assignments, and/or employment agreements;

        (b) they are not causing a conflict of interest with prior employers, business arrangements and agreements; unless previously disclosed in writing to ELCOM;

        (c) there are no legal restraints, claims, settlements, and/or continuing or impending litigation that would prohibit EMPLOYEE from engaging in or executing the full scope of their Duties and that ELCOM shall be indemnified and held harmless by EMPLOYEE from any claims and/or litigation against EMPLOYEE that may arise from circumstances existing prior to this Employment Contract;

        (d) any statements written or verbal made by EMPLOYEE in reference to their education, employment background, experience, periods of employment, professional licenses and/or memberships in professional organizations, whether or not they constituted, in full or in part, a basis for this Employment Contract, are true and correct to the best of their knowledge.

13.     Substance Abuse.  It is the policy ELCOM that no employee may use
        ---------------
alcohol or illegal substances during working hours. It is understood by both ELCOM and EMPLOYEE that the use of excessive alcohol or illegal substances during working hours by EMPLOYEE is grounds for termination with cause. ELCOM reserves the right to perform random drug testing periodically on all employees of ELCOM and EMPLOYEE hereby acknowledges that they are subject to such random drug testing. Further, excessive alcohol will be defined as the amount of alcohol an individual would have consumed to be considered legally intoxicated by state standards.

14.     Arbitration.  Any controversy or claim arising out of, or relating to
        -----------
this Employment Contract, or the breach of this Employment Contract shall be settled by arbitration in Philadelphia, Pennsylvania in accordance with the rules then obtaining of the American Arbitration Association, and judgment upon the award rendered will be binding upon the parties and may be entered and enforced in any court having jurisdiction thereof.

15.     Notices.        Any notice required or desired to be given under this
        -------
Employment Contract shall be deemed given if in writing sent via certified mail to their residence in the case of the employee, or to its principal office in the case ELCOM.

16.     Waiver or Breach.       The waiver by ELCOM or breach of any provision
        ----------------
of this Employment Contract by EMPLOYEE shall not operate or be construed as a waiver of any subsequent breach by EMPLOYEE. No waiver shall be valid unless in writing and signed by an authorized officer of ELCOM.

17.     Assignment.     EMPLOYEE acknowledges that the services to be rendered
        ----------
by them are unique and personal. Accordingly, EMPLOYEE may not assign any of their rights or delegate any of their duties or obligations under this Employment Contract. The rights and obligations of the Employer under this Employment Contract shall inure to the benefit of and shall be binding upon the successors and assigns ELCOM.

18.     Entire Agreement.       This Employment Contract contains the entire
        ----------------
understanding of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

19.     Captions.       Captions are used in this Employment Contract for
        --------
convenience only, and are not intended to be used in the construction or in the interpretation of this Employment Contract.

20.     Interpretation.         This Employment Contract shall be interpreted in
        --------------
accordance with the laws of the Commonwealth of Pennsylvania.

21.     Invalid Provision.      In the event any provision or sub-provision of
        -----------------
this Employment Contract is held to be void, invalid, or unenforceable in any respect, then the same shall not effect the remaining provisions or sub-provisions hereof, which shall continue in full force and effect.

22.     Inclusive Language.     In this Employment Contract, the singular shall
        ------------------
include the plural and the masculine, feminine, or neuter gender shall include all other genders as may be appropriate.

23.     Advice of Council.      All parties to this Employment Contract hereto
        -----------------
acknowledge that they signed this document only after having the opportunity to consult with an attorney of their choosing.

24. Binding Effect. This Employment Contract shall, upon ratification by the Board of Directors of the Company, bind the parties hereto, their legal representatives, successors, and assigns.

        IN WITNESS WHEREOF, the parties have executed this Employment Contract the day and year first above written.


ATTEST:                           ELCOM TECHNOLOGIES CORPORATION


/s/ Robert B. Sando               BY: /s/ Robert A. Vito
-----------------------------        ----------------------------
Robert B. Sando, Secretary          Robert A. Vito, President




                                  [SIGNATURE APPEARS HERE]
                                  --------------------------------
                                  EMPLOYEE


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